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                                                                    Exhibit 10.9

                                      LEASE

         This Lease Agreement (the "LEASE") is made and entered into by and between BRASWELL SERVICES GROUP, INC., a South Carolina corporation, referred to in this LEASE as LANDLORD and SOUTHWEST MARINE, INC., a California corporation, referred to in this LEASE as TENANT.

         In consideration of the mutual covenants and agreements set forth in this LEASE, and other good and valuable consideration, LANDLORD does hereby demise and lease to TENANT, and TENANT does hereby lease from LANDLORD a portion of certain real property and the Improvements thereon located at North Shore Docks, South Highway 1069, Ingleside, Texas, being generally described in Exhibit "AA" attached to this LEASE. These premises are referred to in this LEASE as "the LEASED PREMISES."

                                 ARTICLE 1. TERM

                                  TERM OF LEASE

         Section 1.01. The term of this LEASE and TENANT'S right to possession of the LEASED PREMISES shall commence on a date thirty (30) days following the date of the award to TENANT of U.S. Government Solicitation No. N00024-94-8508, as amended (the MCM-PMP Contract), but in no event later than November 1, 1995 and shall continue through October 31, 2002, unless sooner terminated as herein provided. The award of the MCM-PMP Contract to TENANT shall be evidenced by an authorized representative of the U.S. Government executing and delivery to TENANT of a Form SF-33 for the MCM-PMP Contract. LANDLORD and TENANT shall execute an addendum to this LEASE confirming the term commencement date when the same has been established.

                                    HOLDOVER

         Section 1.02. If TENANT holds over and continues in possession of any portion the LEASED PREMISES after expiration of the term of this LEASE, or any extension of that term, TENANT will be deemed to be occupying the LEASED PREMISES on the basis of a month-to-month tenancy, subject to all of the terms and conditions of this LEASE. Such month-to-month tenancy shall be charged rental at 150% of the Base Rent, as hereinafter defined.

                          TENANT'S OPTION TO TERMINATE

         Section 1.03. In the event, and for any reason whatsoever, the U.S. Government cancels or terminates the MCM-PMP Contract during the term of this LEASE, then TENANT shall have the option to terminate this LEASE effective upon TENANT giving LANDLORD thirty (30) days' written notice of TENANT'S election to exercise such option.
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                                 ARTICLE 2. RENT

                                    BASE RENT

         Section 2.01. During the TERM of this Lease, TENANT will pay to LANDLORD the sum of $25,000.00 (the "Base Rent") plus 1.5% of all Gross Revenue (the "Gross Revenues Rent") generated by TENANT by and through TENANT'S operations on the LEASED PREMISES, payable in consecutive monthly installments from the commencement of the term of this LEASE and continuing throughout the lease term. The Base Rent shall be due and payable in advance on the first of each month. The Gross Revenues Rent shall be paid quarterly, with such payment due and payable within thirty (30) days following the end of each quarter. "Gross Revenue" as such term is used herein, shall mean cash proceeds received by TENANT from the MCM-PMP contract (as defined herein) and from other work performed by TENANT at the LEASED PREMISES, specifically including any fees and commissions made or earned by TENANT from its assignees, sublessees, licensees, and permittees for work they perform at the LEASED PREMISES, but excluding (i) retail sales taxes, (ii) the amount resulting from any sale of trade fixtures or operating equipment after use thereof in the conduct of TENANT'S business at the LEASED PREMISES, (iii) refunds to TENANT'S customers, (iv) all sums and credits received in settlement of claims for loss or damage to merchandise, (v) the proceeds of casualty insurance and (vi) contingent revenues from contract or other claims until actually received by TENANT.

                         ANNUAL ADJUSTMENT OF BASE RENT

         Section 2.02. a. TENANT agrees to pay LANDLORD, as additional rental, but prorated for any fractional portion of any calendar year during the term hereof, 30% of the total increase in real property taxes and assessments due and assessed against the following described property owned by LANDLORD:

                  BEING Tracts 2 through 9 and a portion of Tract 10, Block A, Caruthers Cove at Old Ingleside, as shown by map recorded in Volume 4, Page 31, Map Records, San Patricio County, Texas, also including a portion of a tract consisting of submerged and formerly submerged, now filled or otherwise built-up land situated in San Patricio County and Nueces County, Texas, in the waters of Kinney Bayou and Caruther's Cove off Corpus Christi Bay, created by certain mutual agreement conveyances recorded in Volume 205, Pages 99-112, inclusive, Volume 206, Pages 133-145, inclusive, Volume 204, Pages 530-542, inclusive, San Patricio County, Texas and Volume 776, Pages 102-114, inclusive, Volume 707, Pages 487-499, inclusive and Volume 707, Pages 474-487, inclusive, Volume 1456, Pages 859-870, inclusive, Nueces County, Texas and also being a portion of the State of Texas Submerged Tract No. 5 adjoining said Tracts 2 through 10, patented to the Nueces County Navigation District No. 1 recorded in Volume 522, Page 201, Deed Records, Nueces County, Texas.

                  Beginning at the common southeast corner of said Tract 2 and the northeast corner of Tract 1, a 5/8" iron rod found, said point being on the west right-of-way line of Farm to Market Road No. 1069, for the southeast corner and POINT OF BEGINNING of this tract;


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                  THENCE, along the south line of said Tract 2 and the
                  projection thereof, S 87 degrees 30' 27" W, 1,909.19 feet to the southeast bulkhead line of Jewell Fulton Canal, as established by said mutual conveyance agreements to a point for the southwest corner of this tract;

                  THENCE, along said bulkhead line, N 50 degrees 41' 10" E, 1,441.28 feet to a point for the northwest corner of this tract;

                  THENCE, S 58 degrees 34' 56" E, 320.97 feet to a drill hole found, for a corner of this tract;

                  THENCE, N 87 degrees 30' 27" E, 711.92 feet to a 5/8" iron rod found, said point being on said West right-of-way line of Farm to Market Road No. 1069, for the northeast corner of this tract;

                  THENCE, along said right-of-way line, S 15 degrees 30' 27" W,
                  720.20 feet to the POINT OF BEGINNING; containing 25.621 acres, more or less;

using 1994 as a base year. LANDLORD shall, within sixty (60) days following the close of any calendar year for which additional rental is due hereunder, give written notice thereof to the TENANT. The notice shall include a computation of the additional rent, in reasonable detail. TENANT shall have the right to receive copies of relevant tax bills from LANDLORD concerning additional rentals due under this paragraph.

         b. TENANT agrees to pay such additional rental within thirty (30) days after notice from LANDLORD that such additional rental is due, together with one-twelfth (1/12) of such amount for each month of the then current year which has passed prior to the date of such payment. TENANT also agrees that the monthly Base Rent provided for herein shall thereafter be increased by one-twelfth (1/12) of such additional rental for the remainder of the then current calendar year, and thereafter until the next annual adjustment of Base Rent. Credit shall be given for such monthly increases, which are paid during a current year, in computing the amount to be paid by TENANT following the close of such year.

         c. Notwithstanding anything hereinabove to the contrary, the Base Rent shall not be increased by the amount of any increase in real property taxes and assessments caused solely by the sale by LANDLORD or any successor of all or a portion of the above-described property.

                                    PAYMENTS

         Section 2.03. All amounts due from TENANT to LANDLORD under this LEASE shall be due and payable without notice or demand, including, but not limited to, the total amount of Base Rent due for the full term of the LEASE. Payment shall be made to the address designated by LANDLORD at the time the Lease is executed, or to such other address as designated in writing by LANDLORD to TENANT.

                                    NET LEASE

         Section 2.04. TENANT shall pay all utility and service charges related to the LEASED PREMISES and TENANT'S business operations on the LEASED PREMISES. SWM shall


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add at its sole expense such separate meters as may be required to determine the utility and service charges related to its use of the LEASED PREMISES.

                        ARTICLE 3. USE OF LEASED PREMISES

                                  PERMITTED USE

         Section 3.01. TENANT will use the LEASED PREMISES only for marine and industrial construction and repair purposes, unless LANDLORD shall give TENANT prior written consent for a different use. All restrictions upon use are made and intended solely for the benefit of LANDLORD, and LANDLORD shall be the only party entitled to enforce same.

                                INSURANCE HAZARDS

         Section 3.02. TENANT shall not use, or permit the use of, the LEASED PREMISES in any manner that will cause a cancellation of, or an increase in the existing rates for, fire, liability, or other insurance policies insuring the LEASED PREMISES or any improvements on the LEASED PREMISES, or insuring, the LANDLORD for any liability in connection with ownership of the LEASED PREMISES.

                        WASTE, NUISANCE, OR ILLEGAL USES

         Section 3.03. TENANT shall not use, or permit the use of, the LEASED PREMISES in any manner that results in waste of the LEASED PREMISES or constitutes a nuisance. Nor shall TENANT use, or permit the use of, the LEASED PREMISES for any illegal purpose. TENANT at its own expense will comply, and will cause its officers, employees, agents, and invitees to comply, with all applicable laws and ordinances, and with all applicable rules and regulations of governmental agencies concerning the use of the LEASED PREMISES.

                      ARTICLE 4. MAINTENANCE AND SURRENDER

                       MAINTENANCE AND SURRENDER BY TENANT

         Section 4.01. Except as otherwise provided in Section 16.17, TENANT shall maintain the LEASED PREMISES throughout the lease term, and keep them free from waste or nuisance. At the termination of the LEASE, TENANT shall deliver the LEASED PREMISES in as good a state of repair and condition as they were in at the time LANDLORD delivered possession to TENANT, reasonable wear and tear and damage by fire, tornado, hurricane, or other casualty excepted. In the event TENANT should neglect to reasonably maintain the LEASED PREMISES, LANDLORD shall have the right, but not the obligation, to cause repairs or corrections to be made, and any costs incurred for such repairs or corrections for which TENANT is responsible under this section shall be payable by TENANT to LANDLORD as additional rental on the next rental installment date.

                      ARTICLE 5. TAXES ON TENANT'S PROPERTY

         TENANT shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by TENANT in or on the LEASED PREMISES. If any such taxes


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for which TENANT is liable are levied or assessed against LANDLORD or LANDLORD'S property, and if LANDLORD elects to pay the same, or if the assessed value of LANDLORD'S property is increased by inclusion of personal property, furniture, or fixtures placed by TENANT in the LEASED PREMISES, TENANT shall pay to LANDLORD upon demand that part of such taxes for which TENANT is primarily liable under this article.

          ARTICLE 6. ALTERATIONS, ADDITIONS, IMPROVEMENTS AND FIXTURES

                               CONSENT OF LANDLORD

         Section 6.01. TENANT shall not make any alterations, additions, or improvements to the LEASED PREMISES without the prior written consent of LANDLORD, which consent will not be unreasonably withheld. All plans and specifications must be submitted to LANDLORD not less than 30 days prior to the desired date of beginning of construction for LANDLORD'S approval.

                              PROPERTY OF LANDLORD

         Section 6.02. All alterations, additions, or improvements made by TENANT and not removed prior to the end of the lease term shall become the property of LANDLORD at the termination of this LEASE. Alterations, additions, or improvements, as used herein shall mean any changES TO the real property made by TENANT including buildings, fixtures, utilities, or any modification thereto, but specifically excludes personal property. However, TENANT shall promptly remove, at the end of the lease term and if LANDLORD so elects, all alterations, additions, and improvements, and any other property placed in or on the LEASED PREMISES by TENANT, and TENANT shall repair any damage caused by such removal.

                              COMPLIANCE WITH LAWS

         Section 6.03. TENANT is responsible, at TENANT'S sole cost and expense, to assure that the LEASED PREMISES and all improvements constructed therein comply at any and all times with all applicable laws, rules, regulations and ordinances, including, but not limited to the American With Disabilities Act of 1990, 42 U.S.C.Section 12101 et seq. (and the Final Rule thereunder, 28 C.F.R.
Part 36), and Texas State Architectural Barriers Statute, Tex. Civ. Stat.
Article 9102 (1992).

                             ACCEPTANCE OF PREMISES

         Section 6.04. By taking possession of the LEASED PREMISES, TENANT acknowledges and affirms that same are acceptable to TENANT, and are in conformity with TENANT'S requirements and suitable for TENANT'S intended use, without reservation or limitation.

                        ARTICLE 7. DAMAGE OR DESTRUCTION

                            TOTAL/PARTIAL DESTRUCTION

         Section 7.01. TENANT shall promptly repair any damage to the Improvements which damage is caused by TENANT, its employees or business invitees and shall return the LEASED


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PREMISES and the Improvements to the LANDLORD at the end of the term of the
LEASE in the same condition as when originally leased, reasonable wear and tear and damage caused by any uninsured casualty excepted. In the event the Improvements are damaged by any casualty insured against under any policy of insurance required to be provided by TENANT hereunder, then the proceeds of such insurance shall, upon receipt of same, be promptly expended to repair such damage. In the event 50% or more of the Improvements are damaged by any uninsured casualty, then TENANT shall have the option to terminate this LEASE effective upon TENANT giving LANDLORD thirty (30) days' written notice of TENANT'S election to exercise such option. Should the Improvements be so damaged and TENANT elects to remain in possession, there shall be no abatement of the rent or other charges required to be paid hereunder by TENANT, it being specifically understood and agreed that LANDLORD shall have no responsibility to repair, replace or maintain any portion of the Improvements, other than to participate in the distribution and application of any insurance proceeds as may be required by any insurer.

                             ARTICLE 8. CONDEMNATION

                               TOTAL CONDEMNATION

         Section 8.01. If during the term of this LEASE, or any extension or renewal of the LEASE, all of the LEASED PREMISES should be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold tO THE condemning authority under threat of condemnation, this LEASE shall terminate, and the rent shall be abated during the unexpired portion of this LEASE, effective as of the date of the taking of the LEASED PREMISES by the condemning authority.

                              PARTIAL CONDEMNATION

         Section 8.02. If less than all, but more than 25 percent, of the LEASED PREMISES is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, either party may terminate the LEASE by giving written notice to the other party within 30 days after possession of the condemned portion is taken by the entity exercising the power of condemnation.

         If the LEASED PREMISES are partially condemned and neither party elects to terminate the LEASE or, if less than 25 percent of the LEASED PREMISES is condemned, this LEASE shall not terminate, but the rent shall be adjusted pro-rata, based on the ratio to the amount taken to the total LEASED PREMISES, during the unexpired portion of this LEASE.

                               CONDEMNATION AWARD

         Section 8.03. LANDLORD shall receive the entire award from any condemnation, and TENANT shall have no claim to that award or for the value of any unexpired term of this LEASE.

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                        ARTICLE 9. RULES AND REGULATIONS

         TENANT and TENANT'S officers, employees, agents, and invitees will comply fully with all of the rules and regulations attached to this LEASE as Exhibit B, and are made a part of the LEASE as though fully set out in this LEASE. LANDLORD shall at all times have the right to make reasonable changes, additions, or deletions to these rules and regulations for the purpose of ensuring or enhancing the safety, care, cleanliness, maintenance, or preservation of the LEASED PREMISES. TENANT and its officers, employees, agents, and invitees will be bound by any such changes, additions, or deletions to the rules and regulations upon receipt by TENANT of written notice from LANDLORD setting forth the change, addition, or deletion except that such rules and regulations can not materially change this LEASE. TENANT shall be responsible for the compliance of its officers, employees, agents, and invitees with all such rules and regulations.

                       ARTICLE 10. INSPECTION BY LANDLORD

         LANDLORD and its officers, agents, employees, and representatives shall have the right to enter into and upon any and all parts of the LEASED PREMISES at all reasonable hours for purposes of inspection, cleaning, maintenance, repairs, alterations, or additions as LANDLORD may deem necessary (but without any obligation to perform any of these functions except as expressly provided in this LEASE), or to show the LEASED PREMISES to prospective tenants, purchasers, or lenders. TENANT shall not be entitled to any abatement or reduction of rent by reason of the entry of LANDLORD or any of its officers, agents, representatives, or employees pursuant to this article, nor shall such entry be deemed an actual or constructive eviction.

                           ARTICLE 11. MECHANIC'S LIEN

         TENANT will not permit any mechanic's lien or liens to be placed upon the LEASED PREMISES or the Improvements on the LEASED PREMISES. If a mechanic's lien is filed on the LEASED PREMISES or on Improvements on the LEASED PREMISES, TENANT will promptly pay the lien or file suit in a court of competent jurisdiction to compel the removal of such lien. Such suit shall be diligently prosecuted. If default in payment of the lien continues for 10 days after same is filed with the County Clerk of Nueces County, Texas, and TENANT does not file suit within the ten (10) day period in a Court of proper jurisdiction to contest same, LANDLORD may, at its option, pay the lien or any portion of it without inquiry as to its validity. Any amounts paid by LANDLORD to remove a mechanic's lien caused to be filed against the LEASED PREMISES or against Improvements on the LEASED PREMISES by TENANT, including expenses and interest, shall be due from TENANT to LANDLORD and shall be repaid to LANDLORD immediately on rendition of notice, together with interest at the highest rate permitted by law until repaid.

                              ARTICLE 12. INDEMNITY

                                    INDEMNITY

         Section 12.01. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TENANT AGREES TO INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS


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LANDLORD, AND ANY SUCCESSORS, ASSIGNS, HEIRS, PERSONAL REPRESENTATIVES,
DEVISEES, AGENTS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AND AFFILIATES OF LANDLORD (COLLECTIVELY "INDEMNITEES") FOR, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS' FEES, AND COSTS OF INVESTIGATION), OF ANY NATURE, KIND OR DESCRIPTION ARISING OR ALLEGED TO ARISE BY REASON OF INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO OR LOSS OF PROPERTY
(1) OCCURRING ON, IN, OR ABOUT THE LEASED PREMISES OR (2) BY REASON OF ANY OTHER CLAIM WHATSOEVER OF ANY PERSON OR PARTY OCCASIONED OR ALLEGED TO BE OCCASIONED IN WHOLE OR IN PART BY ANY ACT OR OMISSION ON THE PART OF TENANT OR ANY INVITEE, LICENSEE, EMPLOYEE, DIRECTOR, OFFICER, SERVANT, CONTRACTOR, SUBCONTRACTOR OR TENANT OF TENANT, OR (3) BY ANY BREACH, VIOLATION, OR NONPERFORMANCE OF ANY COVENANT OF TENANT UNDER THIS LEASE (COLLECTIVELY "LIABILITIES"), PROVIDED SUCH LIABILITIES ARE NOT ATTRIBUTABLE IN WHOLE OR IN PART TO THE NEGLIGENCE OF ANY INDEMNITEE. THE PROVISIONS OF THIS PARAGRAPH SHALL APPLY TO ALL ACTIVITIES OF TENANT WITH RESPECT TO THE LEASED PREMISES OR IMPROVEMENTS, WHETHER OCCURRING BEFORE OR AFTER THE COMMENCEMENT DATE OF THE TERM AND BEFORE OR AFTER THE EXPIRATION OR TERMINATION OF THIS LEASE. TENANT'S OBLIGATIONS UNDER THIS PARAGRAPH SHALL NOT BE LIMITED TO DAMAGES, COMPENSATION OR BENEFITS PAYABLE UNDER INSURANCE POLICIES, WORKERS' COMPENSATION ACTS, DISABILITY BENEFIT ACTS OR OTHER EMPLOYEES' BENEFIT ACTS. THIS INDEMNITY SHALL SURVIVE TERMINATION OR EXPIRATION OF THE LEASE.

                       ARTICLE 13. ASSIGNMENT AND SUBLEASE

                       ASSIGNMENT AND SUBLETTING BY TENANT

         Section 13.01. TENANT shall not have the right to assign the LEASE, or any interest in the LEASE, or to sublet the LEASED PREMISES, or any part of them, or any right or privilege pertinent to the LEASE or the LEASED PREMISES without the prior, written consent of LANDLORD which approval shall not be unreasonably withheld.

                             ASSIGNMENT BY LANDLORD

         Section 13.02. LANDLORD shall have the right to transfer and assign, in whole or in part, LANDLORD'S rights and obligations hereunder, as well as in the PREMISES or any portion thereof, and the land on which it is located, and in such event the transferor or assignor SHAlL have no further liability or obligation hereunder.

                               ARTICLE 14. DEFAULT

                                TENANT'S DEFAULT

         Section 14.01. The following events shall be deemed to be events of default by TENANT under the LEASE:


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         a. TENANT fails to pay any funds due under this LEASE on the due date thereof.

         b. TENANT fails to comply with any term, provision, or covenant of this LEASE, other than the payment of funds or fails to correct and comply with such term, provision, or covenant within thirty (30) days of written notice from the LANDLORD thereof.

         c. TENANT makes an assignment for the benefit of creditors.

         d. TENANT deserts or vacates any substantial portion of the LEASED PREMISES for a period of five (5) or more consecutive days.

                               LANDLORD'S REMEDIES

         Section 14.02. Upon the occurrence of any event of default specified in
Section 14.01, LANDLORD shall have the option to pursue any one or more of the following remedies:

         a. LANDLORD may terminate this LEASE, in which event TENANT shall immediately surrender the LEASED PREMISES to LANDLORD, and if TENANT fails to do so, LANDLORD may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter upon and take possession and expel or remove TENANT and any other person who may be occupying the LEASED PREMISES or any part of them, by force if necessary, without being liable for prosecution or any claim of damages for such entrance and expulsion or removal. TENANT agrees to pay LANDLORD on demand the amount of all loss and damage that LANDLORD suffers by reason of such termination, whether through inability to relet the LEASED PREMISES on satisfactory terms or otherwise.

         b. LANDLORD may enter upon and take possession of the LEASED PREMISES and expel or remove TENANT and any other person who may be occupying the LEASED PREMISES or any part of them, by force if necessary, without being liable for prosecution or any claim for damages for such entrance and expulsion or removal, relet the LEASED PREMISES on such terms as LANDLORD deems advisable, and receive the rent for the reletting. TENANT agrees to pay LANDLORD on demand any deficiency that may arise by reason of such reletting.

         c. LANDLORD may enter upon the LEASED PREMISES, by force if necessary, without being liable for prosecution or any claim for damages for such entry, and do whatever TENANT is obligated to do under the terms of this LEASE to correct the default. TENANT agrees to reimburse LANDLORD on demand for any expenses that LANDLORD may incur in effecting compliance with TENANT'S obligations under this LEASE in this manner, and TENANT further agrees that LANDLORD shall not be liable for any damages resulting to TENANT from such action.

         No reentry or taking possession of the LEASED PREMISES by LANDLORD shall be construed as an election on its part to terminate this LEASE, unless a written notice of such intention be given to TENANT. Notwithstanding any such reletting or reentry or taking possession, LANDLORD may at any time thereafter elect to terminate this LEASE for a previous default. The loss or damage that LANDLORD may suffer by reason of termination of


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this LEASE, or the deficiency from any reletting as provided for above, shall include the expense of repossession.


                      LANDLORD'S LIEN - SECURITY AGREEMENT

         Section 14.03. LANDLORD shall have, at all times, a valid security interest to secure payment of all rentals and other sums of money becoming due under this LEASE from TENANT, and to secure payment of any damages or loss that LANDLORD may suffer by reason of the breach by TENANT of any covenant, agreement, or condition contained in this LEASE, upon all goods, inventory, accounts, chattel paper, bills of lading, warehouse receipts, equipment, fixtures, furniture, and other personal property of TENANT which is now on the LEASED PREMISES or which is placed on the LEASED PREMISES at some later date, and all proceeds from such personal property. This property shall not be removed from the LEASED PREMISES unless in the ordinary course of business without the consent of LANDLORD until all arrearages in rent and all other sums of money then due to LANDLORD under this LEASE have been paid and discharged, and all the covenants, agreements, and conditions of this LEASE have been fully complied with and performed by TENANT. Upon the occurrences of an event of default by TENANT, LANDLORD may, in addition to any other remedies provided in this LEASE or by law, after giving reasonable notice of the intent to take possession and giving an opportunity for a hearing on the issue, enter upon the LEASED PREMISES and take possession of any and all goods, wares, equipment, fixtures, furniture, and other personal property of TENANT situated on the LEASED PREMISES, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at sale, after giving TENANT reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made. LANDLORD or its assigns may purchase any items to be sold at such a sale unless they are prohibited from doing so by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving TENANT reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this section. Any surplus shall be paid to TENANT or as otherwise required by law; and TENANT shall pay any deficiencies immediately. Upon request by LANDLORD, TENANT agrees to execute and deliver to LANDLORD a financing statement in form sufficient to perfect the security interest of LANDLORD in the aforementioned property and proceeds under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not waived, the security interest granted in this article being in addition, and supplementary, to that lien.

                               LANDLORD'S DEFAULT

         Section 14.04. a. TENANT'S RIGHTS. In the event of any default by LANDLORD, TENANT must give written notice of same to LANDLORD. LANDLORD shall have 30 days from LANDLORD'S receipt of such notice to either (i) cure such default, or (ii) undertake a course of conduct thaT will reasonably be expected to cure such default in the ordinary course of business. LANDLORD shall not be deemed in default on this LEASE unless LANDLORD shall fail to act in accordance with this Subsection a.

         b. LIMITATIONS ON LANDLORD'S LIABILITY. Notwithstanding anything to the contrary contained in this LEASE, in the event of any default or breach by LANDLORD with respect to any of the terms, covenants and conditions of this LEASE to be observed, honored or performed by LANDLORD, TENANT shall look solely to the estate and interest of LANDLORD in the PREMISES for the collection of any judgment (or any other judicial procedures requiring the payment of money by LANDLORD) and no other property or assets of LANDLORD shall be subject to levy, execution, or other procedures for satisfaction of TENANT'S remedies. Under no circumstances shall LANDLORD or LANDLORD'S officers, agents, shareholders, directors and employees ever be liable hereunder for consequential or special damages. This subsection shall not limit any right of TENANT to obtain specific performance by LANDLORD of LANDLORD'S obligations hereunder.

         c. INDEPENDENT COVENANTS. The respective covenants and agreements of LANDLORD and TENANT are independent, and TENANT shall not be allowed to setoff or recoup any amounts due LANDLORD in the event of LANDLORD'S default.

                               CUMULATIVE REMEDIES

         Section 14.05. Pursuit of any of the remedies provided in this LEASE by either LANDLORD or TENANT shall not preclude pursuit of any of the other remedies provided in this LEASE. Pursuit of any remedy provided in this LEASE or by law by either party shall not constitute a forfeiture or waiver of any damages accruing to either party by reason of the violation of any of the terms, provisions, and covenants contained in this LEASE. Nor shall pursuit of any remedies provided in this LEASE by LANDLORD constitute a waiver or forfeiture of any rent due to LANDLORD under this LEASE.

                                WAIVER OF DEFAULT

         Section 14.06. No waiver by either party of any default or violation or breach of any of the terms, provisions, and covenants contained in this LEASE shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants of the LEASE. Forbearance by either party to enforce one or more of the remedies provided in this LEASE or by law upon an event of default shall not be deemed or construed to constitute a waiver of such default. LANDLORD'S acceptance of rent following an event of default under this LEASE shall not be construed as LANDLORD'S waiver of the default.

                          SURRENDER OF LEASED PREMISES

         Section 14.07. No act or thing done by LANDLORD or its agents during the lease term shall be deemed an acceptance of a surrender of the LEASED PREMISES, and no agreement to accept a surrender of the LEASED PREMISES shall be valid unless the same is in writing and subscribED BY LANDLORD.

                         ARTICLE 15. BINDING ARBITRATION

         Any controversy or claim arising out of, or related to, this LEASE, any act or omission of LANDLORD with respect to TENANT, and any act or omission of TENANT with respect to LANDLORD, shall be decided and determined by binding arbitration in accordance with the

Commercial Arbitration Rules of the American Arbitration Association. The location of any arbitration proceeding hereunder shall be in Nueces County, Texas. The arbitration proceeding shall be commenced at any time after either party files a demand for arbitration upon the other party or parties, with a copy being furnished to the American Arbitration Association. The arbitrator shall be a person who is qualified to make decisions in commercial lease matters and shall be an attorney. The award of the arbitrator shall be final and binding on all parties. Any and all proceedings hereunder shall be subject to the terms and provisions of the Texas General Arbitration Act, Tex. Rev. Civ. Stat. Ann. Art. 224, et seq.

                            ARTICLE 16. MISCELLANEOUS

                                    MORTGAGES

         Section 16.01. TENANT accepts this LEASE subject to any deeds of trust, security interests, or mortgages that might now or later constitute a lien upon the LEASED PREMISES or on LANDLORD'S interest in Improvements on the LEASED PREMISES. TENANT must, on demand, execute any instruments, releases, or other documents that are reasonably required by any mortgagee for the purpose of subjecting and subordinating this LEASE to the lien of any such deed of trust, security interest, or mortgage. LANDLORD agrees to cooperate with TENANT in obtaining an agreement from any such mortgagee recognizing TENANT'S occupancy of the LEASED PREMISES under this LEASE and agreeing that TENANT'S occupancy of the LEASED PREMISES will not be disturbed in the event LANDLORD defaults under any such deed of trust, security interest or mortgage.

                              NOTICES AND ADDRESSES

         Section 16.02. Any such notice to be given by either party to the other shall be in writing and may be transmitted either by personal delivery, by facsimile or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be sent to the respective parties at the below listed addresses, or such other address as a party may designate by written notice made pursuant to this Article. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated three (3) business days after the date of mailing; notices transmitted by facsimile shall be deemed communicated upon dispatch provided that it is during regular business hours, if not, receipt shall be deemed to be on the next business day.

          LANDLORD:                 Braswell Services Group, Inc.
                                    60 Braswell Street
                                    Charleston, South Carolina 29405
                                    Facsimile: (803) 720-8223

          With Copy to:             Braswell Services Group, Inc.
                                    Attention: Mr. Edward V. Hood
                                    P.O. Box 507
                                    Ingleside, Texas 78362
                                    Facsimile: (512) 776-0740

          TENANT:                   South West Marine, Inc.
                                    Attention: Legal Department
                                    P.O. Box 13308
                                    San Diego, California 92170-3308
                                    Facsimile: (619) 239-1751

         Either party may change the address to which notices are to be sent it by giving the other party written notice of the new address.

                                  PARTIES BOUND

         Section 16.03. This agreement shall be binding upon, and inure to the benefit of, the parties to the agreement and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

                               TEXAS LAW TO APPLY

         Section 16.04. This agreement shall be construed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by this agreement are performable in Nueces County, Texas.

                               LEGAL CONSTRUCTION

         Section 16.05. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the agreement, and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been included in the agreement.

                           PRIOR AGREEMENTS SUPERSEDED

         Section 16.06. This agreement constitutes the sole and only agreement of the parties to the agreement and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this agreement.

                                    AMENDMENT

         Section 16.07. No amendment, modification, or alteration of the terms of this agreement shall be binding unless the same is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

                           JOINT AND SEVERAL LIABILITY

         Section 16.08. If there is more than one TENANT, the obligations imposed upon TENANTS by virtue of this LEASE shall be joint and several. If there is a guarantor of TENANT'S obligations under this LEASE, the obligations imposed upon TENANT shall be the joint and several obligations of TENANT and the guarantor. LANDLORD need not first proceed against

TENANT before proceeding against the guarantor, nor shall any such guarantor be released from its guaranty except by an expressed written Release of Liability signed by LANDLORD.

                            ATTORNEY'S FEES AND COSTS

         Section 16.09. If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its right under this LEASE, then the breaching or defaulting party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce this LEASE.

                                  FORCE MAJEURE

         Section 16.10. Neither LANDLORD nor TENANT shall be required to perform any term, condition, or covenant in this LEASE so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by ANY governmental authority, civil riot, floods, and any other cause not reasonably within the control of LANDLORD or TENANT and which by the exercise of due diligence LANDLORD or TENANT is unable, wholly or in part, to prevent or overcome.

                                 TIME OF ESSENCE

         Section 16.1 1. Time is of the essence of this agreement.

                                      SIGNS

         Section 16.12. TENANT may not install or erect any sign on or about the LEASED PREMISES without first obtaining the written approval of LANDLORD with regard to the size, type, shape, design, color, material, content, and method of attachment of the sign. Such approval will not be unreasonably withheld. LANDLORD may not dictate or object to the content of any sign to be installed or erected by TENANT, except that LANDLORD may object to and prevent the installation or erection of any sign the content of which is obscene or otherwise offensive.

                                REMOVAL OF SIGNS

         Section 16.13. TENANT must, at its sole expense, remove any signs installed or erected on or about the LEASED PREMISES by TENANT and repair any damage done to the LEASED PREMISES, the Improvements or the land surrounding the LEASED PREMISES by the installation, erection, or removal of the signs. This removal and repair must be completed no later than the termination of this LEASE.

                                SECURITY DEPOSIT

         Section 16.14. Concurrently with the execution of this LEASE, TENANT shall deposit with LANDLORD in cash the sum of $ 20,000.00 to be held as Security Deposit. LANDLORD shall not be obligated to deposit such sum in any separate account, nor shall TENANT be entitled to any interest earned on such deposit, if any, in the event such Security Deposit is held in an interest bearing account. Such Security Deposit shall constitute a security fund insuring

TENANT'S faithful performance of TENANT'S obligations hereunder. If TENANT fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this LEASE, LANDLORD may use, apply and retain all or any portion of such deposit for the payment of any rent or other charge resulting from the default or for the payment of any other sum to which LANDLORD may become entitled by reason of TENANT'S default, or to compensate LANDLORD for any loss or damage which LANDLORD may suffer thereby. If LANDLORD so uses or applies all or any portion of such deposit, TENANT shall, within fifteen (15) days after written demand therefor, deposit cash with LANDLORD in an amount sufficient to restore such deposit to the full amount hereinabove stated and TENANT'S failure to do so shall be a material breach of the LEASE. If TENANT performs all of TENANT'S obligations hereunder, such deposit, or so much hereof as has not theretofore been applied by LANDLORD, shall be returned to TENANT at the expiration of the LEASE. LANDLORD and their authorized agents, shall be entitled to enter the LEASED PREMISES at all reasonable times for the purpose of (i) serving and posting thereon such notices as LANDLORD may deem necessary or appropriate for protection of LANDLORD, including, without limitation, notice of non-responsibility; (ii) inspecting the LEASED PREMISES or any portion thereof; and (iii) making necessary repairs to the LEASED PREMISES and performing any work therein which LANDLORD may elect, or be required, to make hereunder, or which may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority, or which LANDLORD may deem necessary or appropriate to prevent waste, loss, damage or deterioration to the LEASED PREMISES.

                                    INSURANCE

         Section 16.15. (a) PUBLIC LIABILITY INSURANCE. TENANT shall, at TENANT'S own cost and expense, secure and maintain during the entire term of this LEASE (and immediately furnish proof of coverage to LANDLORD) a broad form comprehensive coverage policy of public liability insurance issued by an insurance company authorized to issue liability insurance in the State of Texas, and reasonably satisfactory to LANDLORD, insuring TENANT and LANDLORD against loss or liability caused by or connected with TENANT'S occupation and use of the LEASED PREMISES under this LEASE in amounts not less than $1,000,000.00 combined single limit of liability per occurrence, bodily injury and property damage liability.

         (b) CASUALTY INSURANCE. TENANT shall carry at its own expense (and immediately furnish proof of coverage to the LANDLORD) fire and extended coverage insurance, and other casualty insurance available to fully protect the building identified in Exhibit "AA" which constitutes a portion of the Improvements located on the LEASED PREMISES, including Plate Glass, from any loss due to casualty or damage, and shall exercise diligence and good faith to review annually such coverage so as to cause said insurance to be maintained at a rate of ninety percent (90%) of the full current fair market replacement value of said building. LANDLORD and any beneficiary under any trust deed or mortgage encumbering TENANT'S leasehold estate shall be named as loss payee and an additional insureds as their interests may appear.

         (c) PAYMENT OF PREMIUMS AND DELIVERY OF CERTIFICATE. TENANT shall pay all premiums and charges on all of the insurance required to be carried by it under this LEASE promptly when such premiums become due and furnish LANDLORD with satisfactory evidence of the payment of the premiums as they become due and payable. All original policies of insurance herein provided to be held by TENANT, and certificates thereof shall be delivered to LANDLORD. TENANT shall, at its sole cost and expense, comply with any and all requirements pertaining to the LEASED PREMISES of any insurance company necessary for the maintenance of insurance required to be provided hereunder.

         (d) CANCELLATION NOTICE. Each insurance policy which TENANT is required to obtain pursuant to this LEASE shall contain a provision that such insurance carrier may not be canceled or subject such policy to reduction of coverage, modification or nonrenewal for any reason unless fifteen (15) days prior written notice thereof has been delivered to LANDLORD and to the holders of any mortgage or deed of trust to whom loss thereunder may be payable and authorized by this LEASE.

         (e) WAIVER OF RIGHT OF SUBROGATION. Anything in this LEASE to the contrary notwithstanding, LANDLORD and TENANT each hereby waive any and all rights of recovery, claims, actions, or causes of action against the other, its agents, officers and employees for any loss or damage that may occur to the LEASED PREMISES or any part thereof, or any of the personal property of such parties therein by reason of fire, the elements, or any other cause which is insured against under the terms of the policies of fire and extended coverage insurance carried by either LANDLORD or TENANT in respect thereof, to the extent, and only to the extent, of any proceeds actually received by LANDLORD and TENANT respectively, with respect thereto, regardless of its cause or origin, including negligence of either party hereto, its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against the other. TENANT agrees to furnish LANDLORD with written waivers of subrogation, in form satisfactory to LANDLORD, with respect to TENANT'S fire and extended coverage insurance policies.

                WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION

         Section 16.16. Except as otherwise provided in Section 16.17, TENANT acknowledges and agrees that neither LANDLORD nor any employee, agent, officer, director or shareholder of LANDLORD has made any representation or warranty, either expressed or implied, as to the habitability, merchantability, suitability, quality, condition or fitness for particular purpose with regard to the LEASED PREMISES. TENANT hereby waives, to the extent permitted by law, any defects in the LEASED PREMISES and any claim or cause of action based upon any warranties, either expressed or implied as to habitability, merchantability, suitability, quality, condition or fitness for any particular purpose with regard to the LEASED PREMISES. TENANT'S possession of the LEASED PREMISES shall be conclusive evidence that (a) TENANT has inspected (or caused to be inspected) the LEASED PREMISES, (b) TENANT accepts the LEASED PREMISES and the Improvements as being in good and satisfactory condition and suitable for TENANT'S use and
(c) the LEASED PREMISES fully comply with LANDLORD'S covenants and obligations hereunder.

                             ENVIRONMENTAL COVENANTS

         Section 16.17. TENANT will not commit any act or omission, and will not permit any activity or omission which will cause the Improvements or the LEASED PREMISES to violate, or bring LEASED PREMISES within the ambit of any environmental law, including, but not limited to, the Resource Conservation and Recovery Act of 1976 ("RCRA", 42 U.S.C. Section 6901, et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA") 42 U.S.C. Section 9601, et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., and/or the Texas Solid Waste Disposal Act, and Chapter 361 of the Texas Health and Safety Code, or any similar state law or local ordinance or any other environmental law. TENANT will immediately give LANDLORD written notice of any violation, or suspected violation, by TENANT or TENANT'S agents, employees, officers and contractors of such environmental laws, and shall immediately take action (as approved by LANDLORD) to remediate any problems and/or comply with any applicable financial responsibility requirements of such laws. Article 12, INDEMNITY, shall apply to this Section 16.17. TENANT'S remediation and indemnity obligations as required herein shall be limited to those violations caused by TENANT and its invitees, licensees, employees, directors, officers, servants, contractors and subcontractors and shall specifically exclude those items of potential contamination identified in the environmental reports referred to in
Section 16.19(b).

                                    CAPTIONS

         Section 16.18. The captions appearing at the beginning of paragraphs and subparagraphs are for convenience only, and to not in any way limit or amplify the terms and provisions of this instrument.

                              LANDLORD'S DISCLOSURE

         Section 16.19. a. LANDLORD hereby discloses to TENANT that certain other landowners appurtenant to, or in the area of, the LEASED PREMISES have sued the City of Ingleside and other parties regarding the zoning of the LEASED PREMISES. This lawsuit has been filed in the 36th Judicial District Court of San Patricio County, Texas, as Cause No. 24,102. TENANT is hereby advised to consult with TENANT'S own legal advisors regarding the impact and effect of such lawsuit inasmuch as LANDLORD makes no warranty or representation regarding the outcome of same, or the future joinder of any additional parties in such lawsuit.

         b. LANDLORD has delivered copies of the following environmental reports to TENANT, and has advised TENANT to consult with TENANT'S own advisors and experts regarding same:

                  (1) Phase I and Partial Phase II Environmental Site Assessment Lots 2 through 10, Block A, Caruthers Cove, Old Ingleside, San Patricio County, Texas performed by Everest Environmental Services Corporation, for Peterson Builders, Inc., dated November 1992, No. 921001.

                  (2) Phase II Environmental Site Assessment Report for the Ingleside Offshore Services Facility located on Hwy. 1069, Ingleside, Texas, prepared for Braswell Services Group, Inc. by Everest Environmental Services Corporation, dated March 24, 1994, No. 940201.

                         EXCEPTIONS TO LANDLORD'S TITLE

         Section 16.20. Landlord hereby advises Tenant that the following exceptions were taken to Landlord's title insurance coverage in the Owner's Title Policy issued to Landlord on the date Landlord acquired fee simple title to the property of which the LEASED PREMISES form a PART:

         (1) Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities,

                  a. to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

                  b. to lands beyond the line of the harbor or bulkhead lines as established or changes by any government, or

                  c.       to filled-in lands, or artificial islands, or

                  d. to statutory water rights, including riparian rights, or

                  e. to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area.

         (2) Standby fees and taxes for the year 1994 and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership.

         (3) Reservation of all oil, gas and other minerals contained in Deed dated June 9, 1952, from Jewell Fulton to Dr. Walter M. Lemke et ux recorded in Volume 176, Page 533, Deed Records, San Patricio County, Texas. Together with all rights incident to the owners and lessees of the minerals. Title to said interest not checked subsequent to date of aforesaid instrument.

         (4) Easement and Right-of-Way dated April 26, 1979 from S. W. Dunnam and wife, Pauline Dunnam, to Central Power and Light Company, recorded in Volume 608, Page 746, Deed Records, San Patricio County, Texas, covers Lot 5.

         (5) Easement and Right-of-Way dated May 18, 1984, executed by Ingleside Offshore Services' Partnership to Central Power and Light Company, a Texas Corporation, File No. 328937, Official Public Records of Real Property of San Patricio County, Texas.

         (6) Easement and Right-of-Way dated April 30, 1979, executed by Ingleside Marine, Inc. to Central Power and Light Company, a Texas Corporation, filed for record under Clerk's File No. 280815, Official Public Records of Real Property, San Patricio County, Texas. Covering Tracts 6, 7 and 8, Caruthers Cove, Ingleside.

         (7) Rights of reverter, tariffs, littoral and riparian rights and restrictions as contained in Mutual Conveyance Agreements between Nueces County Navigation District No. 1 and various parties, said instruments recorded in the following volumes and pages of the Deed Records in the respective counties in the State of Texas, as follows:

                                      VOLUME                    PAGE                     COUNTY
               1.                        205                   99-112                 San Patricio
               2.                        206                  133-145                 San Patricio
               3.                       1456                  859-870                       Nueces
               4.                        707                  487-499                       Nueces
               5.                        204                  530-542                 San Patricio
               6.                        707                  474-487                       Nueces
               7.                        204                  569-582                 San Patricio
               8.                        776                  102-114                       Nueces

         (8) Oil, gas, and mineral lease from State of Texas to Jake L. Hamon dated October 3, 1972, recorded in File No. 897274, Volume 298, Page 299, Oil and Gas Records of Nueces County, Texas, (Covers Tract 5, Corpus Christi Bay) together with all rights incident to the owners and lessees of the minerals; Title to said interest not checked subsequent to date of aforesaid instrument.

         (9) Declaration of Unit, The State of Texas and Lessees, Jake L. Hamon and W. L. Sinclair Development Company, dated December 20, 1973, File No. 960338, Volume 303, Page 787, Oil and Gas Records, Nueces County, Texas. (Covering Tract 5, Corpus Christi Bay).

         (10) Exception and Reservation by Grantors of all minerals and the entire mineral interest and estate as set forth in Warranty Deed from Mae Fulton Hoopes, a widow and Elinor Fulton Conger to Harry Allan Stahistrom and Laura Gathright Stahlstrom, dated June 15, 1955, filed for record under Clerk's File No. 103787, and recorded in the Official Public Records of Real Property of San Patricio County, Texas. Together with all rights incident to the owners and lessees of the minerals. Title to said interest not checked subsequent to date of aforesaid instrument. (Covering Tract 9, Block A, Caruthers Cove at Old Ingleside).

         (11) Oil, gas, and mineral lease from State of Texas to MWJ Corporation dated February 7, 1978, recorded in File No. 87790, Volume 321, Page 96, Oil and Gas Records of Nueces County, Texas, together with all rights incident to the owners and lessee of the minerals; Title to said interest not checked subsequent to date of aforesaid instrument.

         (12) Terms set forth in Ordinance No. 444 establishing Industrial Development areas and Ingleside Industrial Development District by the City of Ingleside, Texas, dated December 10, 1985, filed for record under Clerk's File No. 344829, Official Public Records of Real Property, San Patricio County, Texas.

         (13) The location of other's concrete bulkhead onto subject property along South property line and the location of other's chain link fence and water tank onto subject property along North property line; all as shown by survey dated February 20, 1994, prepared by Maverick Engineering, Job No. C 34687.

         (14) Reservation by State of Texas of all oil, gas and other minerals in Patent # 106, dated 07-31-51, to Nueces County Navigation District, recorded in Volume 18-B, and Volume 522, Pages 201-203, Deed Records, Nueces County, Texas, together with all rights incident to owners and lessees of said minerals. Title to said interest not checked subsequent to date of aforesaid instrument.

         (15) Easement and Right-of-Way dated 09-22-82, from Ingleside Offshore Services, Partnership to Central Power and Light Company, recorded in Volume 1845, Page 843, Deed Records, Nueces County, Texas.

         The undersigned LANDLORD and TENANT execute this agreement as of October 24, 1995, at Corpus Christi, Nueces County, Texas.


TENANT:                                  LANDLORD:

SOUTHWEST MARINE, INC.                   BRASWELL SERVICES GROUP, INC.


By: /s/ Herbert G. Engel                 By: /s/ E.S. Braswell
    ---------------------------------        ------------------------------------------
     Herbert G. Engel, President              E.S. Braswell, President

By: /s/ Lloyd A. Schwartz                By: /s/ Jacqueline A. Echols
    ---------------------------------        ------------------------------------------
     Lloyd A. Schwartz, Secretary             Jacqueline A. Echols, Assistant Secretary

                            FIRST AMENDMENT TO LEASE

         THIS AGREEMENT is made and entered into as of this 12th day of December, 1995, by and between BRASWELL SERVICES GROUP, INC., a South Carolina corporation ("LANDLORD") and SOUTHWEST MARINE, INC., a California corporation ("TENANT").

                                    RECITALS:

         WHEREAS, by agreement dated as of October 24, 1995 (the "Lease") LANDLORD leased to TENANT a portion of certain real property and the improvements located thereon in Ingleside, Texas, North Shore Docks, 1555 Main Street, South Highway 1069; and

         WHEREAS, LANDLORD and TENANT desire to modify and amend the Lease, all upon certain specified terms and conditions.

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree, effective as of the date hereof, as follows:

         1. The last sentence of Paragraph 3 of Exhibit "B", Rules and Regulations of the Lease is deleted in its entirety and the following substituted therefor:

                  "TENANT shall not manufacture on the LEASED PREMISES any materials or substances which are hazardous to human health or the environment. In addition, TENANT shall not use or store on the LEASED PREMISES any materials or substances which are hazardous to human health or the environment except in the ordinary course of the operation of TENANT'S business on the LEASED PREMISES and provided that at all times such use or storage is accomplished by TENANT in compliance with all applicable federal, state and local laws and regulations including the securing by TENANT of the necessary permits required thereunder."

                            SECOND AMENDMENT TO LEASE

         THIS AGREEMENT is made and entered into as of this _27_ day of __October__, 1997, by and between Braswell Services Group, Inc., a South Carolina corporation ("LANDLORD"), and Southwest Marine, Inc., a California corporation ("TENANT").

                                    RECITALS:

         WHEREAS, by agreement dated as of October 24, 1995, as amended by agreement dated as of December 12, 1995 (collectively the "LEASE"); LANDLORD leased to TENANT a portion of certain real property and the improvements located thereon in Ingleside, Texas, North Shore Docks, 1555 Main Street, South Highway 1069; and

         WHEREAS, LANDLORD and TENANT desire to document certain oral agreements and changes to the LEASE made as of March 1, 1996, including, but not limited to, the construction by LANDLORD of a one story metal building for TENANT'S use in lieu of the two story metal building occupied by TENANT previously.

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree, effective as of March 1, 1996, as follows:

         1.       The following is added immediately after Article 1. TERM,
Section 1.03:

                         "Option to Extend Term of Lease

                  Section 1.04. Provided TENANT is not then in default under the terms of this LEASE, TENANT shall have the right and option to extend the Term of the LEASE for an additional period of two years and two months commencing November 1, 2002 and ending December 31, 2004 (the "Extended Term"), such option to be exercised, if at all, by TENANT giving LANDLORD not less than ninety (90) days' written notice of such election. All of the terms and conditions of this LEASE shall be applicable during the Extended Lease, except for those dealing with Term and Rent, the latter to be negotiated and documented in a separate writing to be executed by LANDLORD and TENANT within sixty
                  (60) days following LANDLORD'S receipt of TENANT'S notice exercising its option as provided herein. Should LANDLORD and TENANT fail within said period to negotiate and document a Rent satisfactory to both parties, then, and in such event, TENANT'S exercise of its option shall be null and void and the Term of this LEASE shall expire on October 31, 2002."

         2. The singular paragraph of Exhibit AA "LEASED PREMISES" is deleted in its entirety and the following substituted therefore:

                            "See Exhibit AA-2 "SWM" identified portions and
                  existing and newly constructed buildings, utility systems, fencing, 562 lineal feet of sheet pile bulkhead and all other improvements located thereon, together with a non-exclusive right of ingress and egress to all areas identified on Exhibit AA-2 as being leased to SWM, along and across the real property identified as


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
                  "Common Access Road" and including a non-exclusive right of ingress and egress over Braswell's real property for access to the separate area identified on Exhibit AA-2 as SWM's Government Furnished Material (GFM) warehouse."

         Except as hereinabove and as previously modified and amended, the LEASE shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this day and year first above written.


BRASWELL SERVICES GROUP, INC.,            SOUTHWEST MARINE, INC.,
A SOUTH CAROLINA CORPORATION              A CALIFORNIA CORPORATION


By: /s/ Elliott S. Braswell Jr.          By: /s/ B. Edward Ewing
    ----------------------------------       ----------------------------------
    Elliott S. Braswell Jr., President       B. Edward Ewing, President

By: /s/ Jacquelyn A. Echols              By: /s/ Lloyd A. Schwartz
    ----------------------------------       ----------------------------------
    Assistant Secretary                      Lloyd A. Schwartz, Secretary

         Except as hereinabove modified and amended, the Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BRASWELL SERVICES GROUP, INC.,           SOUTHWEST MARINE, INC.,
A CALIFORNIA CORPORATION                 A SOUTH CAROLINA CORPORATION


By: /s/ Elliott S. Braswell                  By: /s/ Herbert G. Engel
    ----------------------------------           -------------------------------
    Elliott S. Braswell, President               Herbert G. Engel, President

By: /s/ Jacquelyn A. Echols                  By: /s/ Lloyd A. Schwartz
    ----------------------------------           -------------------------------
    Jacquelyn A. Echols, Assistant Secretary     Lloyd A. Schwartz, Secretary



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